                                                                  EXHIBIT 11.1
                 OSHMAN'S SPORTING GOODS, INC. AND SUBSIDIARIES
         COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
                         FOR THE THREE AND NINE MONTHS
                  ENDED OCTOBER 29, 1994 AND OCTOBER 30, 1993
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                     THREE MONTHS ENDED   THREE MONTHS ENDED  NINE MONTHS ENDED   NINE MONTHS ENDED
                                                      -----------------   ------------------  ------------------  ------------------
                                                             1994                1993                1994                1993
                                                      -----------------   ------------------  ------------------  ------------------
                                                                 FULLY                FULLY              FULLY               FULLY
                                                      PRIMARY   DILUTED   PRIMARY    DILUTED  PRIMARY   DILUTED   PRIMARY   DILUTED
                                                      -------   -------   -------   --------  -------   -------   -------   --------
NET LOSS ...........................................  $(3,690)  $(3,690)  $(3,333)  $(3,333)  $(3,590)  $(3,590)  $(7,213)  $(7,213)
                                                      =======   =======   =======   =======   =======   =======   =======   =======

WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING ...............................    5,810     5,810     5,805     5,805     5,806     5,806     5,805     5,805

EXCESS OF SHARES ISSUABLE UPON
  EXERCISE OF STOCK OPTIONS OVER
  SHARES DEEMED RETIRED UNDER THE
  "TREASURY STOCK" METHOD ..........................     --        --        --        --        --        --        --        --
                                                      -------   -------   -------   -------   -------   -------   -------   -------
WEIGHTED AVERAGE NUMBER OF COMMON
  AND DILUTIVE COMMON EQUIVALENT
  SHARES OUTSTANDING ...............................    5,810     5,810     5,805     5,805     5,806     5,806     5,805     5,805
                                                      =======   =======   =======   =======   =======   =======   =======   =======
     EARNINGS (LOSS) PER COMMON AND
       COMMON EQUIVALENT SHARE .....................  $ (0.64)  $ (0.64)  $ (0.57)  $ (0.57)  $ (0.62)  $ (0.62)  $ (1.24)  $ (1.24)
                                                      =======   =======   =======   =======   =======   =======   =======   =======

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS